Exhibit 99.2

NASDAQ, INC. PRICES $4.25 BILLION AND €750 MILLION SENIOR NOTES OFFERINGS

NEW YORK, June 22, 2023 — Nasdaq, Inc. (the “Company” or “Nasdaq”) (Nasdaq: NDAQ) today announced that it priced a public offering of $500,000,000 aggregate principal amount of 5.650% senior notes due 2025, $1,000,000,000 aggregate principal amount of 5.350% senior notes due 2028, $1,250,000,000 aggregate principal amount of 5.550% senior notes due 2034, $750,000,000 aggregate principal amount of 5.950% senior notes due 2053 and $750,000,000 aggregate principal amount of 6.100% senior notes due 2063 (the “Dollar Offering”) and a public offering of €750,000,000 aggregate principal amount of 4.500% senior notes due 2032 (the “Euro Offering” and, together with the Dollar Offering, the “Offerings”). The Company expects to use the net proceeds from the Offerings, together with cash on hand and proceeds of other debt, to fund the cash consideration payable by the Company in connection with its pending acquisition of Adenza Holdings, Inc. (“Adenza”), to repay certain outstanding indebtedness of Adenza and its subsidiaries and to pay related expenses, and for general corporate purposes. Each Offering is expected to close on June 28, 2022, subject to customary closing conditions.

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. LLC are acting as joint book-running managers for the Dollar Offering.

Goldman Sachs & Co. LLC, J.P. Morgan Securities plc, Merrill Lynch International, Citigroup Global Markets Limited, Morgan Stanley & Co. International plc, Nordea Bank Abp, and Skandinaviska Enskilda Banken AB (publ) are acting as joint book-running managers for the Euro Offering.

The Offerings will be made pursuant to an effective shelf registration statement, previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Before investing, you should read the applicable prospectus supplement and accompanying prospectus, as well as other documents the Company has filed with the SEC, for a more complete understanding of the Company and the Offerings. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, copies may be obtained by contacting, with respect to either Offering, Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: (212) 902-9316 or by emailing Prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor. Telephone: (212) 834-4533; BofA Securities, Inc., at NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com; Citigroup Global Markets Inc. at 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: (800) 831-9146, Email: prospectus@citi.com; or Morgan Stanley & Co. LLC at 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Telephone: (866) 718-1649, Email: prospectus@morganstanley.com; or, with respect to the Euro Offering only, Nordea Bank Abp at c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland, Grøndjordsvej 10, PO Box 850 0900 Copenhagen C, Denmark, Telephone: +45 5547 1479, Email: Transaction.management@nordea.com, Attention: Transaction Management, D.2; or SEB Securities, Inc. at Kungsträdgårdsgatan 8, SE-106 40, Stockholm, Sweden, Attention: DCM Legal, Telephone: +49-69-2558-5443, Email: dcmlegal@seb.se.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information related to the Company, the Offerings, Adenza and the proposed acquisition of Adenza by the Company that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. When used in this communication, words such as “enables”, “intends”, “will”, “can”, “expected”, “enhances” and similar expressions and any other statements that are not historical facts are intended to identify forward-looking statements. Forward-looking statements in this press release include, among other things, statements about the Offerings, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company and the proposed acquisition of Adenza. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, the Company’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s reports filed on Forms 10-K, 10-Q and 8-K and in other filings Nasdaq makes with the SEC from time to time and available at www.sec.gov. These documents are also available under the Investor Relations section of the Company’s website at http://ir.nasdaq.com/investor-relations. The forward-looking statements included in this communication are made only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements, except as required by law.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a leading global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence.

MEDIA RELATIONS CONTACT:

Marleen Geerlof

+1.347.380.3520

Marleen.Geerlof@Nasdaq.com

INVESTOR RELATIONS CONTACT:

Ato Garrett

+1.212.401.8737

Ato.Garrett@Nasdaq.com